EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amendment No. 1 to the Annual Report of A. M. Castle & Co. (the "Company") on Form 10-K/A for the period ending December 31, 2012 (the "Report"), Scott J. Dolan, President and Chief Executive Officer (Principal Executive Officer) and Scott F. Stephens, Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ Scott J. Dolan
Scott J. Dolan
President and Chief Executive Officer
June 25, 2013

/s/ Scott F. Stephens
Scott F. Stephens
Vice President and Chief Financial Officer
June 25, 2013

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification shall also not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.

EX-4-